EXHIBIT 10.2

 AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amended and Restated Executive Employment Agreement (this “Agreement”) is made as of the 19th day of October, 2021 by INTERACTIVE OFFERS, LLC, a Delaware limited liability company (the “Company”), and Joseph Lombas, an individual resident of Boca Raton, FL (the “Executive”).

RECITALS

Concurrently with the execution and delivery of this Agreement, the Company is being acquired by GROVE, INC., a Nevada corporation (the “Buyer”) pursuant to an Equity Interest Purchase Agreement (the “Acquisition Agreement”). The Buyer and the Company desire the Executive’s continued employment with the Company, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

“Affiliate” means, when used with reference to a specified Person, (a) any Person who directly or indirectly controls, is controlled by or is under common control with the specified Person, (b) any Person who is an officer, director, partner, member, Manager or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an officer, director, partner, member or Manager or trustee or serves in a similar capacity, (c) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person, or of which the specified Person, directly or indirectly, is the owner of 10% or more of any class of equity securities and (d) any member of such specified Person’s immediate family.

“Agreement”-- this Executive Employment Agreement, as amended from time to time.

“Basic Compensation”--Salary and Benefits.

“Benefits”--as defined in Section 3.1(B).

“Business of Company” – as defined in Section 8.2(C).

“Company Prospect”-- as defined in Section 8.3.

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“Confidential Information”-- any and all:

(a) trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the Florida Trade Secrets Act;

(b) information concerning the personnel, business, and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of employees, personnel, and other independent contract workers, personnel training and techniques and materials), and customers, however documented; and

(c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

“Disability”--as defined in Section 6.2.

“Effective Date”--the date stated in the first paragraph of the Agreement.

“Employee Invention” -- any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to the business then being conducted or proposed to be conducted by the Company, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive’s employment with the Company, that is based upon or uses Confidential Information.

“Employment Period”--the term of the Executive’s employment under this Agreement.

“for cause”--as defined in Section 6.3.

“for good reason”--as defined in Section 6.4.

“Manager(s)”--the manager or, if more than one, the managers of the Company as such term is defined under the Delaware Limited Liability Company Act §18-101.

“Minimum Term”--as defined in Section 2.2.

“Non-Competition Agreement”--as defined in Section 6.3.

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“Person”--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

“Proprietary Items”--as defined in Section 7.2(A)(iv).

“Restricted Area”--as defined in Section 8.2.

“Salary”--as defined in Section 3.1(A).

2. EMPLOYMENT TERMS AND DUTIES

2.1 EMPLOYMENT

The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

2.2 TERM

Subject to the provisions of Section 6, the minimum term (the “Minimum Term”) of the Executive’s employment under this Agreement will be one (1) year, beginning on the Effective Date and ending on the second anniversary of the Effective Date. If Executive and the Company continue the Executive’s employment past the Minimum Term, then the Employment Period shall continue, and unless otherwise mutually agreed in writing, may then be terminated by either party, with or without cause, on at least thirty (30) days advance written notice delivered to the other party.

2.3 DUTIES

The Executive will have such duties as are assigned or delegated to the Executive by the Manager(s) or Chief Executive Officer and will initially serve as software development manager of the Company and will report to the Chief Executive Officer. The Executive will devote the necessary business time, attention, skill, and energy to the business of the Company, will use Executive’s good faith efforts to promote the success of the Company’s business, and will cooperate fully with the Manager(s) in the advancement of the best interests of the Company. Any outside business interests will not interfere or conflict with the Executive’s time and devotion to the Company or the success of the business and any conflict will be determined solely by the Chief Executive Officer and eliminated by the Executive.

3. COMPENSATION

3.1 BASIC COMPENSATION

(A) Salary. The Executive will be paid a monthly salary of Twelve Thousand Five Hundred Dollars ($12,500), subject to adjustment as provided below (the “Salary”), which will be payable in equal periodic installments according to the Company’s customary payroll practices, but no less frequently than monthly.

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(B) Benefits. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the “Benefits”).

4. FACILITIES AND EXPENSES

4.1 GENERAL

The Company will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Company deems necessary or appropriate for the performance of the Executive’s duties under this Agreement. The Company will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Company in the performance of the Executive’s duties pursuant to this Agreement, and in accordance with the Company’s employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Company’s policies.

5. VACATIONS AND HOLIDAYS

The Executive will be entitled to three weeks paid vacation each year in accordance with the vacation policies of the Company in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chief Executive Officer. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Company’s policies. Vacation days and holidays during any year that are not used by the Executive during such year may not be used in any subsequent year.

6. TERMINATION

6.1 EVENTS OF TERMINATION

The Employment Period, the Executive’s Basic Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Company will terminate (except as otherwise provided in this Section 6):

(a) upon the death of the Executive;

(b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

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(c) for cause (as defined in Section 6.3), immediately upon notice from the Company to the Executive, or at such later time as such notice may specify; or

(d) for good reason (as defined in Section 6.4) upon not less than thirty (30) days prior notice from the Executive to the Company.

6.2 DEFINITION OF DISABILITY

For purposes of Section 6.1, the Executive will be deemed to have a “disability” if, for physical or mental reasons, the Executive is unable to perform the Executive’s duties under this Agreement for one hundred twenty (120) consecutive days, or one hundred eighty (180) days during any twelve (12) month period, as determined in accordance with this Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Company and the Executive upon the request of either party by notice to the other. If the Company and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two (2) medical doctors will select a third (3rd) medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records. If the Executive is not legally competent, the Executive’s legal guardian or duly authorized attorney-in-fact will act in the Executive’s stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

6.3 DEFINITION OF “FOR CAUSE”

For purposes of Section 6.1, the phrase “for cause” means: (a) the Executive’s breach of this Agreement or the Non-Competition Agreement entered into on the date hereof between the Company and the Executive (the “Non-Competition Agreement”); (b) the Executive’s failure to adhere to any written Company policy if the Executive has been given a reasonable opportunity to comply with such policy or cure Executive’s failure to comply (which reasonable opportunity must be granted during the ten (10) day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (d) the misappropriation (or attempted misappropriation) of any of the Company’s funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

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6.4 DEFINITION OF “FOR GOOD REASON”

For purposes of Section 6.1, the phrase “for good reason” means: (a) the Company’s material breach of this Agreement; (b) the assignment of the Executive, without the Executive’s consent, to (i) a position lower than software development manager or (ii) responsibilities or duties materially below that which an officer in that position would normally be assigned. In order for the status of “for good reason” to exist, Executive must first deliver written notice to Company’s Chief Executive Officer that Executive will have a right to terminate “for good reason” unless the Company cures the problem that gives rise to the right to terminate “for good reason” and if Company cures that within fifteen (15) business days, then that prior problem shall not serve as being “for good reason”.

6.5 TERMINATION PAY

Effective upon the termination of this Agreement, the Company will be obligated to pay the Executive only such compensation as is provided in this Section 6.5.

(A) Termination by the Executive for Good Reason. If, during the Minimum Term, the Executive terminates this Agreement for good reason, or the Company terminates this Agreement without cause the Company will pay the Executive the Executive’s Salary for the remainder, if any, of the calendar month in which such termination is effective and for the shorter of (i) twelve (12) consecutive calendar months thereafter, or (ii) until the end of the Minimum Term. Notwithstanding the preceding sentence, if the Executive obtains other employment prior to the end of the twelve (12) months following the month in which the termination is effective, Executive must promptly give notice thereof to the Company, and the Salary payments under this Agreement for any period after the Executive obtains other employment will be reduced by the amount of the cash compensation received, and to be received, by the Executive from the Executive’s other employment for services performed during such period.

(B) Termination by the Company for Cause. If, during the Minimum Term, the Company terminates this Agreement for cause, the Executive will be entitled to receive Executive’s Salary only through the date such termination is effective.

(C) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive’s disability, as determined under Section 6.2, the Company will pay to the Executive the Executive’s Salary through the remainder of the calendar month during which such termination is effective and for the lesser of (i) three (3) consecutive months thereafter, or (ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Company to the Executive.

(D) Termination upon Death. If this Agreement is terminated because of the Executive’s death, the Executive will be entitled to receive the Executive’s Salary through the end of the calendar month in which the Executive’s death occurs.

(E) Benefits. The Executive’s accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of Executive’s termination pay pursuant to this Section 6, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the effective date of the termination of this Agreement.

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7. NON-DISCLOSURE COVENANT

7.1 ACKNOWLEDGMENTS BY THE EXECUTIVE

The Executive acknowledges that: (a) during the Employment Period, and as a part of Executive’s employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; and (c) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Company with exclusive ownership of all Employee Inventions.

7.2 CONFIDENTIAL INFORMATION

In consideration of the compensation and benefits to be paid or provided to the Executive by the Company under this Agreement, the Executive covenants as follows:

(A) Confidentiality.

(i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Company, or except as otherwise expressly permitted by the terms of this Agreement.

(ii) During the Employment Period, the Executive shall use good faith efforts to protect the Confidential Information from unauthorized use or disclosure.

(iii) Any trade secrets of the Company will be entitled to all of the protections and benefits under the Florida Trade Secrets Act, and any other applicable law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Company submit proof of the economic value of any trade secret, or post a bond, or other security.

(iv) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

(v) The Executive will not remove from the Company’s premises (except to the extent such removal is for purposes of the performance of the Executive’s duties at home or while traveling, or except as otherwise specifically authorized by the Company) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk, thumb drive or in any other form (collectively, the “Proprietary Items”). The Executive recognizes that, as between the Company and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Employment Period, the Executive will return to the Company all of the Proprietary Items in the Executive’s possession or subject to the Executive’s control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

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7.3 EMPLOYEE INVENTIONS

Each Employee Invention will belong exclusively to the Company. The Executive acknowledges that all of the Executive’s writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Company, including any copyrights, patents or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Company all of the Executive’s right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that Executive will promptly:

(i) disclose to the Company in writing any Employee Invention;

(ii) assign to the Company or to a party designated by the Company, at the Company’s request and without additional compensation, all of the Executive’s right to the Employee Invention for the United States and all foreign jurisdictions;

(iii) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

(iv) sign all other papers necessary to carry out the above obligations; and

(v) give testimony and render any other assistance in support of the Company’s rights to any Employee Invention.

7.4 DISPUTES OR CONTROVERSIES

The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Company, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

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8. NON-COMPETITION AND NON-INTERFERENCE

8.1 ACKNOWLEDGMENTS BY THE EXECUTIVE

The Executive acknowledges that: (a) the services to be performed by the Executive under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Company’s business is nationwide in scope in the United States; and (c) the provisions of this Section 8 are reasonable and necessary to protect the Company’s business.

8.2 COVENANTS OF THE EXECUTIVE

(A) Restricted Area. Executive will have certain customer and management responsibilities involving and/or relating to marketing, servicing customers, customer support functions and/or exposure to marketing and/or customer information in the Restricted Area. The term “Restricted Area” means the United States. If Executive, in the future, markets to or has responsibilities with respect to customers in areas outside of the Restricted Area, then the term Restricted Area is automatically expanded to include those areas.

(B) Non-Compete. Executive hereby covenants and agrees that, during the Employment Period and for a period of twelve (12) months after the employment has terminated, Executive will not, directly or indirectly, for Executive or any other persons, firms, corporations, associations or other entity, either as principal, partner, agent, employee, subcontractor, offi-cer, director, shareholder or in any other capacity, in the Restricted Area, perform services for, conduct, operate, finance or become engaged or interested in a business that competes with the Business of Company (as hereinafter defined). In the event of a breach by Executive of the covenant set forth in this Section 8.2, the twelve (12) month period for this covenant will be extended by the period of the duration of the breach.

(C) Business of Company. For purposes of this Agreement, the “Business of Company” means any business line or activity that is engaged in by Company while Executive is employed by Company, including, but not limited to, the business of an advertising technology platform, targeted marketing and advertising of products.

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8.3 CUSTOMERS, EMPLOYEES, SALES REPRESENTATIVES

Executive agrees that during the Employment Period by Company, and for a period of twelve (12) months after the employment has terminated, Executive will not, directly or indirectly, for Executive or any other persons, firms, corporations, associations or other entity, either as principal, partner, agent, employee, subcontractor, officer, director, shareholder or in any other capacity:

(a) solicit, or attempt to solicit, any of the customers or patrons now or here-after served by Company or its Affiliates (however, solicitations solely on behalf of Company are permitted);

(b) solicit, or attempt to solicit, in the Restricted Area any “Company Prospect,” and for this purpose “Company Prospect” means any person or entity that Executive contacts during the Executive’s employment by Company for the purpose of securing same as a customer or patron of Company (however, solicitations solely on behalf of Company are permitted);

(c) cause, or attempt to cause, any of the customers or patrons of Company to cease being a customer or patron of Company, to reduce the level of business between the Company and a customer or patron, or in any way interfere with the relationship between any customer or patron and Company;

(d) accept business from customers or patrons now or hereafter served by Company;

(e) induce, or attempt to induce, any of the employees of Company or its Affiliates to leave his or her employ;

(f) induce, or attempt to induce, any of the sales representa-tives of Company to cease contracting for Company, or to commence contracting for a competitor of Company, or another party;

(g) in any way interfere with the relationship of Company and any employee of Company; or

(h) induce any supplier, licensee or business relation of Company to cease doing business with Company, reduce its level of business with the Company, or in any way interfere with the relationship between Company and any supplier, licensee or business relation.

Executive hereby acknowledges that Company, in reliance on this Section 8.3, will be conveying and entrusting Executive with Confidential Information.

In the event of a breach by Executive of any covenant set forth in any of the above clauses of this Section 8.3, the twelve (12) month period for all covenants in those clauses will be extended by the period of the duration of the breach.

8.4 NON-DISPARAGEMENT

During the Employment Period and thereafter, the Executive shall not make any disparaging statement concerning the Company or its Affiliates, or their respective predecessors and successors, or any of the current or former directors, employees, officers, Managers, shareholders, partners, members, agents or representatives of any of the foregoing (the “Protected Persons”) to the extent such statement could be reasonably likely to damage the reputation and/or financial position of any of the Protected Persons. Notwithstanding the foregoing, nothing herein shall or shall be deemed to prevent or impair the Executive from (i) testifying truthfully in any legal or administrative proceeding if such testimony is compelled or requested, (ii) making competitive-type statements that are normal and customary for the industry in the context of product or service comparisons and the like, or (iii) making good faith statements in the good faith performance of the Executive’s duties for the Company or its Affiliates.

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8.5 NOTICE TO COMPANY

The Executive will, while the covenants under Sections 8.2 or 8.3 are in effect, give notice to the Company, within ten (10) days after accepting any other employment, of the identity of the Executive’s new employer. The Company may notify such new employer that the Executive is bound by this Agreement and, at the Company’s election, furnish such new employer with a copy of this Agreement or relevant portions thereof.

9. GENERAL PROVISIONS

9.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

The Executive acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable, and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach, or threatened breach, or otherwise to specifically enforce any provision of this Agreement, and the Company will not be obligated to post bond or other security in seeking such relief. Without limiting the Company’s rights under this Section 9 or any other remedies of the Company, if the Executive breaches any of the provisions of Section 7 or 8, the Company will have the right to cease making any payments otherwise due to the Executive under this Agreement.

9.2 COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT COVENANTS

The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement. The Company and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company.

The covenants by the Executive in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Company under this Agreement or otherwise, or against the Company, will not excuse the Executive’s breach of any covenant in Section 7 or 8.

If the Executive’s employment hereunder expires or is terminated, this Agreement will continue in full force and effect, as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

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9.3 BUSINESS OPPORTUNITIES

Executive will promptly disclose to Company any business opportunity that is reasonably related to Company’s business, or that could be a reasonable extension of, or addition to, Company’s business, that comes to Executive’s attention during Executive’s employment with Company. Executive will not take advantage of or divert any such business opportunity for the benefit of Executive, or any other party, without the prior written consent of Company. Nothing contained herein shall limit, abrogate or terminate any of the fiduciary duties owed by Executive to the Company, under applicable law.

9.4 REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

The Executive represents and warrants to the Company that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

9.5 SEVERABILITY

It is the intention of the parties hereto that the provisions of this Agreement shall be construed as severable as to section, paragraph, sentence, clause, phrase, time, area, and restricted activity and that if any section, paragraph, sentence, clause or phrase hereof be deemed too broad in scope as to time, area or restricted activity, then the section, paragraph, sentence, clause, phrase, period of time, geo-graphical area or restricted activity shall be reduced to such scope as is reasonable and enforceable, and this Agreement shall be construed as if it had originally been drawn in such reduced form, to the end that the restraints hereby imposed may be enforced by injunction.

9.6 WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

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9.7 BINDING EFFECT, DELEGATION OF DUTIES PROHIBITED

This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

9.8 NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is sent by United States Postal Service, Certified Mail, postage prepaid (return receipt requested); or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by written notice to the other parties):

To the Executive at:

327 Plaza Real, Ste 319

Boca Raton, FL 33432

With a copy to:

McCarter &English

Attn: Peter Campitiello

Two Tower Center Boulevard, 24th floor

New York, NY 10022

To the Company at:

Interactive Offers, LLC

Attn: Andrew J. Norstrud

1710 Whitney Mesa Dr.

Henderson, NV 89014

With a copy to:

Averitt & Alford, PA

Attn: Barry C. Averitt, Esq.

472 Osceola Avenue

Jacksonville Beach, FL 32250

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9.9 ENTIRE AGREEMENT, AMENDMENTS

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

9.10 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement, unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

9.11 COUNTERPARTS

This Agreement may be executed in one (1) or more counterparts (including by means of facsimile or email pdf document or signature pages), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.12 AGREEMENT WITH OTHERS

If Company does not attempt to enforce any covenants or obligations of other employees or other parties similar to those obligating Executive as set forth herein, that shall not operate as a waiver or estoppel of any covenants or obligations set forth herein.

9.13 SUCCESSORS AND ASSIGNS

This Agreement, including, without limitation, the provisions of Sections 1 through 9 of this Agreement, shall inure to the benefit of, and be binding on, successors and assigns of Company. Any assignee or successor of Company may, and is expressly authorized to, enforce the provisions of this Agreement.

9.14 ATTORNEYS’ FEES AND COSTS

If any legal action, arbitration proceeding or similar proceeding is brought for the enforcement or interpretation of this Agreement or any of its provisions, the suc-cessful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and costs, in addition to any other relief which may be granted. This shall apply, without limitation, to any appeals or remands.

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9.15 FLORIDA LAW, JURISDICTION, VENUS OF SERVICE OF PROCESS

This Agreement shall be governed by, inter-preted, and enforced in accordance with Florida law, without giving effect to the principles of conflicts of laws thereof. The parties agree that the courts of the State of Florida and the federal courts of the United States located in the State of Florida shall have sole and exclusive jurisdiction over any dispute, claim or controversy which may arise involving this Agreement or its subject matter. The parties waive any defense of lack of personal jurisdiction that any of them may have otherwise had to an action brought in Florida. The parties agree that exclusive venue shall lie in courts of Palm Beach County, of the State of Florida or the applicable division of the United States District Court for that county in the State of Florida. The parties irrevocably submit and consent to the above jurisdiction and venue and waive any and all rights to bring or maintain an action in any other jurisdiction or venue or seek any change of jurisdiction or venue. Executive agrees that service of process in any proceeding in any such court may be effected by United States Postal Service, Certified Mail, postage prepaid (return receipt requested), at the address for Executive as set forth in Section 9.8 of this Agreement.

9.16 HEADINGS

The descriptive headings of this Agreement are intended for reference only, and shall not affect the construction or interpretation of this Agreement.

9.17 WAIVER OF JURY TRIAL

EACH PARTY HEREBY COVENANTS AND AGREES THAT IN ANY LITIGATION, SUIT, ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF, OR THE RELATIONSHIP CREATED HEREBY, WHETHER GROUNDED IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A JUDGE OF A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT PARTY MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY THE OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

9.18 CONSTRUCTION

The parties have discussed and reviewed the content of this Agreement. Both parties had the opportunity to consult counsel prior to executing this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by both Executive and Company, and no presumption or burden of proof shall arise favoring or disfavoring either by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

COMPANY:

INTERACTIVE OFFERS, LLC, a Delaware limited liability company

By:
Andrew Norstrud, CFO

EXECUTIVE:

JOSEPH LOMBAS, INDIVIDUALLY

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